SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          WAVETECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                          WAVETECH INTERNATIONAL, INC.
                       5210 E. WILLIAMS CIRCLE, SUITE 200
                              TUCSON, ARIZONA 85711

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 27, 2000

--------------------------------------------------------------------------------

To Our Shareholders:

     The 2000 Annual Meeting of Shareholders of Wavetech International, Inc., a Nevada corporation (the "Company"), will be held at the Marriott Courtyard, Williams Center, 201 South Williams Boulevard, Tucson, Arizona, on September 27, 2000, at 10:00 a.m., Mountain Standard Time, for the following purposes:

     1.   To elect five (5) directors to serve for a one year term;

     2. To amend the Company's Articles of Incorporation to change its name from Wavetech International, Inc. to Best Net Communications Corp.;

     3. To approve a 2000 Incentive Stock Plan under which 5,000,000 shares of the Company's Common Stock would be reserved for grants of stock options and stock awards to employees, non-employee directors and independent contractors;

     4. To ratify the selection of Ernst & Young, LLP, as independent auditors for the Company;

     5. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

     The Board of Directors has fixed the close of business on August 7, 2000, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of Common Stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 1999 Annual Report, which includes audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the Record Date.

     Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of such proposals.

                                 By Order of the Board of Directors

                                 /s/ Gerald I. Quinn

                                 President & CEO

Tucson, Arizona
August 18, 2000

                         ------------------------------

IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         ------------------------------

                          WAVETECH INTERNATIONAL, INC.
                       5210 E. WILLIAMS CIRCLE, SUITE 200
                              TUCSON, ARIZONA 85711

                   ------------------------------------------

                                 PROXY STATEMENT

                   ------------------------------------------

     This Proxy Statement is being furnished to shareholders of Wavetech International, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2000 Annual Meeting of Shareholders of the Company to be held on September 27, 2000, at 10:00 a.m., Mountain Standard Time, at the Marriott Courtyard, Williams Center, 201 South Williams Boulevard, Tucson, Arizona, and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of Proxy Card are being mailed on or about August 18, 2000.

SOLICITATION AND VOTING OF PROXIES

     Only shareholders of record at the close of business on August 7, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 3,385,127 shares of Common Stock, par value $.001 per share (the "Common Stock"), were issued and outstanding.

     Each shareholder present at the Annual Meeting, either in person or by proxy, will be entitled to one vote for each share of Common Stock held of record on the Record Date on each matter of business to be considered at the Annual Meeting. The five (5) nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.

     All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no specification is indicated and authority to vote is not specifically withheld, the shares will be voted: (i) "for" the election of the persons named in the proxy to serve as Directors; (ii) "for" the amendment of the Company's Articles of Incorporation to change its name to Best Net Communications Corp.; (iii) "for" the Company's 2000 Incentive Stock Plan; and (iv) "for" the ratification of Ernst & Young, LLP, as the independent auditors of the Company. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum and have the same effect as "no" votes in determining whether the proposals are approved.

     Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(c) attending the meeting and voting in person, provided that the shareholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, shareholders who own their shares in "street name" must obtain a special proxy card from their broker.

     The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

     The Board of Directors does not know of any matter other than the election of directors, amendment to the Articles of Incorporation, approval of the Company's 2000 Incentive Stock Plan, and the ratification of independent auditors that is expected to be presented for consideration at the Annual Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

GENERAL INFORMATION

     The present terms of the Company's current directors, Gerald I. Quinn, Richard P. Freeman, John P. Clements, Alexander Christopher Lang and Rosnani Atan, expire upon the election and qualification of their successors at the Company's 2000 Annual Meeting of Shareholders. John P. Clements has submitted his resignation from the Board effective August 1, 2000. Richard Freeman and Rosnani Atan have declined to stand for re-election. The Board of Directors has nominated Gerald I. Quinn, Alexander Christopher Lang, Kelvin C. Wilbore, Kevin England and Myron Goins as directors in the election to be held at the Annual Meeting.

     The Board of Directors intends to vote its proxies for the election of its nominees, for a term to expire at the Company's 2001 Annual Meeting. The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

     If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth information regarding the officers and directors of the Company, including biographical data for at least the last five years.

                     NAME           AGE                   POSITION
                     ----           ---                   --------

      Gerald I. Quinn                57     President, Chief Executive Officer
                                            and Director
      Richard P. Freeman             43     Vice President, Product Development
                                            and Director
      John P. Clements               50     Director
      Alexander Christopher Lang     47     Director
      Rosnani Atan                   34     Director
      Kelvin C. Wilbore              45     Nominee for Director
      Kevin England                  48     Nominee for Director
      Myron Goins                    40     Nominee for Director

     GERALD I. QUINN has served as the President of Interpretel (Canada), a subsidiary of the Company, since 1995. In May 1996, Mr. Quinn became the President, Chief Executive Officer and a Director of the Company. From 1986 to 1994, Mr. Quinn was Vice President of University Affairs and Development at the University of Guelph, which is one of Canada's leading teaching and research universities. While at the University of Guelph, Mr. Quinn's responsibilities included marketing, image development, constituent relations and media relations, including systems development, telemarketing and the development of affinity programs. From 1975 until 1986, Mr. Quinn held many senior administrative positions with Canada's largest college of applied arts and technology, including positions relating to the development and commercialization of technology and multimedia-based interactive learning programs. Since 1984, Mr. Quinn has served as a consultant to Cableshare Interactive Technology, Inc., a Canadian TSE listed public company operating in the interactive television industry ("Cableshare"). Mr. Quinn has been a director of Cableshare since 1993 and has chaired its board committee on mergers and acquisitions. In 1997, Mr. Quinn negotiated a merger of Cableshare with Source Media, Inc. (NASDAQ:SRCM) culminating in Source Media, Inc. owning 100% of Cableshare. Mr. Quinn is active in numerous civic and professional organizations and has been recognized for his work in marketing, sales, promotion and public relations by various trade organizations. Mr. Quinn has two arts degrees with majors in English, Economics and Political Science.

     RICHARD P. FREEMAN is a co-founder of Interpretel and has served as Interpretel's Vice President since 1993 and as a Director of the Company since March 1995. Prior to joining Interpretel, Mr. Freeman was a principal in several entrepreneurial companies in Arizona primarily involved in the tourism and travel industries. Those companies included Desert Divers, a scuba retail and boat charter company, and Vacation, Etc., a tour and travel company focusing on corporate, leisure and adventure travel, wholesale tour operations and escorted senior travel. Mr. Freeman has also served as a consultant to several travel-related organizations, including the Business Radio Network, a national network. Mr. Freeman holds a Bachelor of Arts degree from the University of Arizona and is active in various civic and community organizations. Mr. Freeman has declined to stand for re-election to the Board of Directors.

     JOHN P. CLEMENTS has been a Director of the Company since February 1998. Mr. Clements is currently CEO of Clements & Peck Insurance, LLC, a Tucson, Arizona based insurance brokerage firm, and has served in such capacity since March 2000. Prior to the formation of Clements & Peck, Mr. Clements was a Vice President of another large regional insurance broker. As a licensed real estate sales person, Mr. Clements was active in the real estate industry between 1986 and 1989 as Chief Operating Officer for Ashland Equities Company in Tucson.

While at Ashland, Mr. Clements directed development of shopping centers and formed land investment partnerships. Mr. Clements, a Certified Public Accountant, worked for Coopers & Lybrand (now named PriceWaterhouseCoopers, LLP) from 1972 to 1986. Mr. Clements received a B.B.A. in Accountancy from the University of Notre Dame in 1972. He relocated to Tucson in 1976 to open a new office for C&L, where he was admitted to the Partnership of C&L and became the General Practice Partner in charge of the Audit Practice for the Tucson Office. Mr. Clements has submitted his resignation from the Board of Directors effective August 1, 2000.

     ALEXANDER CHRISTOPHER LANG was appointed to the Company's Board of Directors in July 1999. Mr. Lang is president, principal shareholder and a member of the Board of Directors of Softalk, Inc. in Toronto, Ontario. Mr. Lang has been in the telecommunications business for 22 years, holding various technical positions related to marketing and product design. From 1993 to the present, Mr. Lang has served as President of Softalk, a private telecommunications & web-based software development company, where he introduced products with a worldwide reach through the use of the Internet, for control and management. From 1988 to 1993, Mr. Lang provided consulting services to the telecom industry. He launched a long distance reselling company, participated in the development of the Novell Certification Program, and strategic partnerships program for voice recognition. From 1985 to 1988, he worked for Rolm/IBM in the development of telecommunication systems which included a posting at the strategic presentation center in Santa Clara, CA. From 1981 to 1985, he was a marketing manager with Rockwell International Switching Division. From 1978 to 1981, Mr. Lang worked for Bell Canada in various technical capacities. Mr. Lang received his BA in Economics in 1977.

     ROSNANI ATAN was appointed to the Company's Board of Directors in July 1999. Ms. Atan is the Chief Executive Officer and a member of the Board of Directors of Softalk. Ms. Atan has been with Softalk since January 1999. From January 1995 to November 1998, Ms. Atan served as Telecom Analyst, Global Telecom Services with Arthur Andersen World-wide S.C., Asia Pacific Office, Singapore. Her responsibilities included data and voice telecommunications activities for Arthur Andersen and Andersen Consulting in Asia Pacific, Europe, the Middle East, Africa and India. She was responsible for all project management related to telecommunications as well as sourcing new communication systems for global rollout by Arthur Andersen. Ms. Atan provided advice to IT Directors worldwide and participated in the implementation of communication systems and technologies. From 1991 to 1995, Ms. Atan served as Electronic Data Processing Officer with Keppel Corporation Limited. Ms. Atan was responsible for data networking for Keppel and its 11 subsidiaries. She set company-wide standards for Office Automation Tools, implemented a document imaging project and redesigned the company's LAN/WAN and converted the networks OS from 3COM to Netware. From 1989 to 1991, she worked with Nikko Electronics Toy Pty Ltd. as an EDP Officer designing, developing and maintaining in-house applications including a Domestic Sales System and a Warehouse Inventory System. She managed the day-to-day activities of the EDP department including the coordination of programmers. Ms. Atan has a Bachelor of Science degree in Information Technology from Monash University in Melbourne, Australia and a Bachelor of Engineering (Electrical and Electronics) from Nanyang Technical University, Singapore. Ms. Atan programs in four languages and has won awards for her programming skills. She is fluent in English, Malay, Bahasa Indonesia, Japanese and Mandarin. Ms. Atan has declined to stand for re-election to the Board of Directors.

     KELVIN C. WILBORE began working with the Company as a project manager in January 2000. Mr. Wilbore is in charge of product commercialization. He has 20 years experience in business requirements specification, application development, project management, customer relationship management and management consulting. Mr. Wilbore previously served as a Senior Manager in the telecom sector at Arthur Andersen LLP from 1998 to 2000. From April 1997 to July 1998 he was in charge of call center analysis for the Canadian subsidiary of Technology Solutions Company (TSC). From 1994 to 1997, he worked for NCR Corporation in Toronto as an implementation analyst for NCR self serving banking systems. From 1987 to 1994, Mr. Wilbore worked in the financial sector, serving as Vice President, Business Solutions at Amalgamated Banks of South Africa (ABSA), the largest banking group in Africa. Mr. Wilbore holds a Bachelor of Science degree in Mathematics and Mathematical Statistics from Rhodes University and a Master of Business Administration degree from the University of Cape Town.

     KEVIN ENGLAND is president and owner of The England Group, a real estate acquisition and management company in Vancouver, Canada, which he started in 1987. Mr. England has been active in real estate acquisition, development, securitization and management for over 18 years. He is also president of England Securities Ltd. and holds a Partner and Director's License from the British Columbia Securities Commission. Since founding The England Group, Mr. England has acquired a U.S. and Canadian revenue property portfolio valued in excess of $350,000,000 which generates gross annual income in excess of $47,000,000. Previous to The England Group, from 1981 to 1986, Mr. England held senior management positions with two major western Canadian development and syndication firms. From 1977 to 1981, Mr. England was with IBM Canada and worked in product development, marketing and management. Mr. England graduated from Carlton University in 1977 with a Bachelors of Arts degree.

     MYRON GOINS is a co-founder and partner at the private equity firm of Texas Technology Partners, LLC of Dallas, Texas. Since 1996, Mr. Goins has been a partner of Seruus Ventures, LLC, a private equity manager focused on telecommunication companies. Previously, Mr. Goins served as Chief Financial Officer for National Telemanagement Corporation, a Dallas-based wireless services technology company from 1995 to 1996. From 1994 to 1995, Mr. Goins served as vice president of Corporate Development for Corporate Telemanagement Group, Inc. ("CTG"), a facilities-based long distance carrier, and its merger with LCI International, Inc., now Qwest, Inc. At CTG, Mr. Goins was responsible for mergers and acquisitions and international operating agreements with foreign telephone companies. Prior to joining CTG, Mr. Goins was employed by Sprint Corporation ("Sprint"). At Sprint, he served in various financial management capacities in corporate finance, including mergers and acquisitions, administrative analysis and internal audit. Mr. Goins began his career in public accounting and was a Certified Public Accountant in the State of Tennessee. Mr. Goins received his B.B.A. from the University of Memphis and an M.B.A. from Vanderbilt University's Owen Graduate School of Management.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

BOARD AND COMMITTEE MEETINGS

     During the 1999 fiscal year, there were twelve (12) meetings of the Board of Directors. No director attended less than 75% of the Board meetings while serving as such director or less than 75% of all committee meetings on which he served as a committee member.

     The audit and compensation committees are the standing committees of the Board of Directors.

     The Company has an audit committee which in fiscal 1999 consisted of Gerald
I. Quinn, John P. Clements and Rosnani Atan. The principal functions of the audit committee include recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provision of non-audit services by the Company's auditors. The audit committee did not meet during fiscal 1999.

     The compensation committee is comprised of Gerald I. Quinn, Alexander Christopher Lang and Rosnani Atan. Mr. Quinn serves as President and CEO of the Company and Mr. Lang and Ms. Atan are on the Board of Directors. The
Compensation  Committee  held two (2) meetings  during the 1999 fiscal year. The
Compensation Committee oversees the design and implementation of all executive compensation, stock options, bonus plans, retirement plans and other compensation related issues which the Board of Directors deems appropriate for consideration.

     It is anticipated that the following members will be nominated for both the Audit Committee and the Compensation Committee at a meeting to be held following the Annual Meeting of Shareholders: Gerald I. Quinn, Kevin England, Myron Goins.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving as directors. All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance of Board meetings.

     In addition, the Company's 1997 Stock Incentive Plan (the "Plan") provided that each Director receive options to purchase 1,667 shares of Common Stock upon election to the Board and automatic annual grants of 1,667 options for each year of service thereafter. In 1998, the Board amended the Plan (the "Restated Plan") to provide more flexibility in the methods by which the Board may provide incentives and rewards. Under the Restated Plan, members of the Company's Board of Directors who are not employees of the Company or its subsidiaries will receive an option to purchase 5,000 shares of the Company's Common Stock upon their initial election to the Board and receive thereafter an annual grant of an additional 5,000 options. Board members serving on the Audit Committee receive an additional option to purchase 3,333 shares of Common Stock upon their initial designation to the Audit Committee. The options vest one year from the date of grant and terminate upon the earlier of 10 years from the date of grant or 24 months after the Director ceases to be a member of the Board.

COMPENSATION COMMITTEE INTERLOCKS

     During fiscal 1999, the Compensation Committee consisted of Gerald I. Quinn, Alexander Chris Lang and Rosnani Atan. Mr. Quinn held the position of President and CEO with the Company during his service. Mr. Lang and Ms. Atan are shareholders of Interpretel (Canada), a wholly owned subsidiary of the Company, principals, directors and executive officers of Softalk, Inc. ("Softalk"), an Ontario-based company and hold warrants to purchase shares of the Company's Common Stock. See "Certain Relationships and Related Transactions." During fiscal 1999, Mr. Quinn served as a director of Softalk.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding Common Stock, to file certain reports of ownership with the Commission. Such officers, directors and shareholders are also required by Commission rules and regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended August 31, 1999, its officers, directors and greater than 10% shareholders complied with the reporting requirements of Section 16(a).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of June 30, 2000, by: (i) each director of the Company, (ii) the Chief Executive Officer of the Company, and certain other executive officers of the Company (collectively, the "Named Executive Officers"), (iii) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and (iv) all executive officers and directors as a group.

     In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission.


NAME AND ADDRESS OF                 AMOUNT AND NATURE OF             PERCENT
BENEFICIAL OWNER(1)              BENEFICIAL OWNERSHIP(2)(3)       OF CLASS(%)(3)
-------------------              --------------------------       --------------

Gerald I. Quinn(4)                        722,872                      18.14
Richard P. Freeman (5)                    520,426                      14.13
John P. Clements (6)                      241,699                       6.73
Alexander C. Lang (7)                     250,000                       6.94
Rosnani Atan (8)                          250,000                       6.94
Softalk, Inc. (9)                       5,320,087                      61.36
All directors and officers as
 a group (5 persons) (10)               1,984,997                      38.98

----------
(1) Unless otherwise noted, the address of each holder is 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711.
(2) The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of June 30, 2000, through the exercise of any stock option or other right. Such shares of Common Stock subject to options or rights that are currently exercisable or exercisable within 60 days of June 30, 2000, are deemed outstanding for purposes of computing the percentage of the person holding such options or rights, but are not deemed outstanding for computing the percentage of any other person.
(3) The amounts and percentages in the table are based upon 3,350,549 shares of Common Stock outstanding as of June 30, 2000.
(4) Includes 633,333 shares of stock subject to options granted pursuant to the Company's Plan which are currently exercisable or become exercisable (at per share exercise prices of $1.00 to $3.96) within 60 days of June 30, 2000.
(5) Includes 333,333 shares subject to options granted pursuant to the Company's Plan which are currently exercisable or become exercisable (at per share exercise prices of $1.00 to $4.86) within 60 days of June 30, 2000.

(6) Includes 241,666 shares subject to options granted pursuant to the Company's Plan which are currently exercisable or become exercisable (at per share exercise prices of $1.00 to $4.86) within 60 days of June 30, 2000.
(7) Includes 250,000 shares subject to options granted pursuant to the Company's Plan which are currently exercisable or become exercisable (at a per share exercise price of $1.00) within 60 days after June 30, 2000.
(8) Includes 250,000 shares subject to options granted pursuant to the Company's Plan which are currently exercisable or become exercisable (at a per share exercise price of $1.00) within 60 days after June 30, 2000.
(9) Includes five-year warrants to purchase the Company's Common Stock, granted on October 25, 1999 as follows: 3,246,753 at an exercise price of $3.25 per share; 1,000,000 at an exercise price of $5.00 per share; 1,000,000 at an exercise price of $10.00 per share. This holder's address is 415 Yonge Street, Suite 1701, Toronto, Ontario, Canada M5B 2E7. One of the Company's directors, Alexander Christopher Lang, has a controlling interest in Softalk.
(10) Includes 1,984,997 shares subject to options granted pursuant to the Company's Plan which are currently exercisable or become exercisable within 60 days of June 30, 2000.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding annual and long-term compensation for services in all capacities to the Company during the fiscal years ended August 31, 1999, 1998 and 1997, by the Company's Chief Executive Officer. None of the Company's other executive officers received in excess of $100,000 in compensation during the last completed fiscal year.

                              SUMMARY COMPENSATION

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                        ANNUAL COMPENSATION             ----------
                              --------------------------------------    SECURITIES
NAME AND PRINCIPAL   FISCAL                            OTHER ANNUAL     UNDERLYING     ALL OTHER
    POSITION         YEAR     SALARY($)     BONUS     COMPENSATION($)   OPTIONS(#)    COMPENSATION
    --------         ----     ---------     -----     ---------------   ----------    ------------
Gerald I. Quinn      1999     85,000         --             --            500,000          --
President and        1998     85,000(2)      --             --                 --          --
Chief Executive      1997     85,000(1)      --             --            133,333          --
Officer

----------
(1) Includes the aggregate fair market value of 14,809 shares of Common Stock ($34,163) for which Gerald I. Quinn elected to receive shares of Common Stock pursuant to the Company's 1997 Stock Incentive Plan in lieu of a portion of his annual base salary for services rendered.
(2) Includes the aggregate fair market value of 3,316 shares of Common Stock ($8,734) for which Gerald I. Quinn elected to receive shares pursuant to the Company's 1997 Stock Incentive Plan in lieu of a portion of his annual base salary for services rendered.

OPTION GRANTS

     The following table lists the grants of stock options during the 1999 fiscal year to the Named Executive Officer.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                       ---------------------------------------
                        NUMBER OF        % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                       SECURITIES       OPTIONS/SARS                             AT ASSUMED ANNUAL RATES OF
                       UNDERLYING        GRANTED TO      EXERCISE                 STOCK PRICE APPRECIATION
                      OPTIONS/SARS       EMPLOYEES        PRICE     EXPIRATION       FOR OPTION TERM (3)
      NAME            GRANTED(#)(1)    IN FISCAL 1999   ($/SHARE)      DATE          5%              10%
      ----            -------------    --------------   ---------      ----       --------         --------
Gerald I. Quinn(2)      500,000            26.4%           1.00     7-19-2009      314,447         796,871

----------
(1)  Consists entirely of stock options.
(2) Mr. Quinn's options were granted on July 19, 1999 and fully vest on July 19, 2000.
(3) Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from August 31, 1999 through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

OPTION EXERCISES

     The following table sets forth the number of shares covered by both exercisable and unexercisable stock options by the Named Executive Officer during the 1999 fiscal year and the value of stock options held by such officer, as of the end of fiscal year 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF UNEXERCISED IN
                                                          NUMBER OF UNEXERCISED          THE MONEY OPTIONS ON
                                                      OPTIONS ON AUGUST 31, 1999           AUGUST 31, 1999 ($)
                  SHARES ACQUIRED      VALUE        -----------------------------     -----------------------------
    NAME          ON EXERCISE(#)     REALIZED($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    ----          --------------     -----------    -----------     -------------     -----------     -------------
Gerald I. Quinn         0               0            133,333(1)       500,000(2)           0             1,000,000

----------
(1) All of these options are immediately exercisable at any time prior to January 2007 at a price of $3.96 per share.
(2) These options fully vest on July 19, 2000 at a price of $1.00 per share and will then be exercisable at any time prior to July 19, 2009.

AMENDMENT OR REPRICING OF OPTIONS

     During the 1999 fiscal year, the Company did not amend or reprice any of its stock options held by executive officers of the Company.

EMPLOYMENT CONTRACTS

     In May 1996, the Board of Directors approved a two-year Employment Agreement with Gerald I. Quinn for services as President and Chief Executive Officer. The Agreement requires Mr. Quinn to devote his full time to the Company and provides for an annual base salary of $85,000. Mr. Quinn is also entitled to receive any fringe benefits generally extended to the employees of the Company, including medical, disability and life insurance. Mr. Quinn also has the right to receive certain sales commissions from the Company under his Agreement. In May 1998, May 1999, and May 2000, Mr. Quinn's Agreement was renewed for an additional one-year terms.

     In June 1996, the Board of Directors approved a one-year Agreement with Richard P. Freeman for services as Vice President. The Agreement provides for an annual base salary of $72,000. The Agreement requires Mr. Freeman to devote his full time to the Company. In May 1998 and again in May 1999, Mr. Freeman's contract was renewed for an additional one-year term. In April 2000, Mr. Freeman's contract was changed to $20,000 per year for services for Wavetech, as Mr. Freeman became employed by both Wavetech and Softalk.

     After their initial terms (and any extensions thereof), each of the above-described Agreements continue at will, terminable with/on ninety days written notice by either party to the other. The Agreements terminate upon the occurrence of any of the following events: (i) if the employee voluntarily terminates; (ii) if the employee dies; (iii) if the employee is unable to properly discharge his obligations under his Agreement due to illness, disability or accident for three consecutive months or for a period aggregating six months in any continuous twelve months; (iv) if the employee is convicted of a crime of moral turpitude by a court of competent jurisdiction; (v) if the employee is convicted of a felony, except to the extent that the charge arises from an act taken at the board's direction; or (vi) if the employee is grossly negligent or guilty of willful misconduct in connection with the performance of these duties, which negligence or misconduct, if curable, is not cured within fifteen days of a notice of cure by the Board or the Chairman of the Board. Each of the above-described Agreements provides that the employee shall not compete with the Company during the term of the Agreement and for a period of one year thereafter.

     In the event of any Corporate Transaction or Change of Control of the Company (each as defined in the Employment Agreements), the Common Stock at the time subject to each outstanding option, but not otherwise vested, shall automatically vest in full, so that each such option shall, immediately prior to the effective date of such corporate transaction of change of control, become fully exercisable for all of the Common Shares at the time subject to the option, and may be exercised for all or any portion of those shares as fully vested Common Stock.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has developed and implemented compensation policies and programs which seek to improve the Company's overall financial performance and thus improve shareholder value by aligning the interests of senior management with those of its shareholders. The Company's Compensation Committee, which is comprised entirely of interested members of the Company's Board of Directors (see "Certain Relationships and Related Transactions"), has furnished the following report on executive compensation.

OVERVIEW AND PHILOSOPHY

     The Company's philosophy is to structure overall compensation for executives at levels that enable the Company to attract, motivate and retain highly qualified executives. The Company's compensation program for executive officers is primarily comprised of base salary and long-term incentives in the form of stock option grants.

     In determining compensation for its officers, the Company emphasizes incentive-based compensation, particularly stock option grants. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. The Company periodically reviews the compensation levels of other companies in its industry to ensure that the Company's executive compensation is appropriate in light of industry practices.

BASE SALARY AND BONUSES

     Each Company executive receives a base salary, which when aggregated with their other incentive-based compensation, is intended to be competitive with similarly situated executives in the Company's industry. The Company typically targets base pay at the minimum level necessary to attract highly qualified executives, which in some cases may be less than market rates. In determining salaries, the Company takes into account individual experience and performance and specific needs particular to the Company. The Company did not pay any cash bonuses in fiscal 1999.

OPTIONS

     Because the long-term financial success of the Company depends to a significant degree on its management team, the Company believes that it is crucial for its management team to have an equity stake in the Company. Thus, the Company makes option grants to key executives from time to time. In making option awards, the Company reviews the level of awards granted to executives at companies in the Company's industry, the awards granted to other executives within the Company and the individual officer's specific role at the Company. Although the Company, in some cases, pays base salaries to executives that are less than market rates, the Company believes that its option awards enable it to attract and retain highly qualified executives.

     In 1999, the Board approved a stock option grant to its Chief Executive Officer, Gerald I. Quinn. These options were granted at the fair market value of the Company's Common Stock on the date of grant, vest one year from the date of grant and expire ten years after the grant date.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Quinn has served as the Company's Chief Executive Officer since 1996. Mr. Quinn's base salary is $85,000, subject to adjustment by the Board from time to time. Mr. Quinn was granted an option to purchase 500,000 shares of Common Stock, as referred above. The Compensation Committee believes that Mr. Quinn's compensation is at or below the compensation levels of chief executive officers of comparable publicly held companies.

                                  COMPENSATION COMMITTEE

                                  Gerald I. Quinn
                                  Alexander Christopher Lang
                                  Rosnani Atan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective November 13, 1999, the Company acquired through its wholly owned subsidiary, Interpretel (Canada), the existing and future contractual rights of Softalk with customers, distributors and suppliers, together with a right-of-first-refusal with respect to the sale of Softalk or any of its intellectual property, software and patents (the "Acquisition"). Two of the Company's directors, Alexander Christopher Lang and Rosnani Atan have a controlling ownership interest, are shareholders, executive officers and directors of Softalk. Mr. Lang and Ms. Atan, CEO of Softalk, joined the Company's board of directors effective July 21, 1999.

     The Acquisition was consummated in accordance with the terms of a Purchase Agreement between the Company, Interpretel (Canada), and Softalk, dated as of October 25, 1999. The aggregate consideration paid by the Company in connection with the Acquisition was U.S. $10,000,000, consisting of 4,329,004 shares of non-voting Class A Preferred Stock of Interpretel (Canada) (the "Interpretel Preferred Shares"). Each Interpretel Preferred Share is exchangeable, at the option of Softalk, for one share of Wavetech Common Stock at any time. As of the date of this Proxy Statement, such Interpretel Preferred Shares are exchangeable for approximately 58% of the issued and outstanding shares of Wavetech Common Stock.

     In a separate transaction, the Company and Softalk agreed to amend their existing Amended and Restated License Agreement, effective October 25, 1999, to grant the Company and its subsidiaries a worldwide exclusive license to distribute, market, service, sell and sublicense any and all of Softalk's services and products (whether then existing or thereafter developed or acquired by Softalk) to commercial accounts, and a worldwide nonexclusive license to distribute, market, service, sale and sublicense any and all of Softalk's services and products (whether then existing or thereafter developed or acquired by Softalk) to individual customer accounts. In consideration of such Amendment, the Company issued to Softalk five-year warrants to purchase an aggregate of 5,246,753 shares of Common Stock, 3,246,753 of which have a per share exercise price of $3.25, 1,000,000 have a per share exercise price of $5.00 and the remaining 1,000,000 have a per share exercise price of $10.00. Under the terms of the Restated License Agreement, the Company is required to reimburse Softalk for actual direct expenses incurred in connection with the sale, license and delivery of Softalk products. The Company also is required to pay Softalk a monthly fee equal to five percent (5%) of the monthly wholesale long distance costs.

     On August 6, 1999 the Company established a loan facility in favor of Softalk. Under this facility, the Company has agreed to loan Softalk up to $2 million. Such amounts bear interest at the prime rate (as announced by Citibank in New York, New York) plus one percent. As of May 31, 2000, the outstanding principal balance on this credit facility was $1,384,000. Softalk may, at its option and at any time, convert any amount of outstanding principal plus interest accrued thereon into shares of Softalk capital stock in lieu of and in full satisfaction of repayment of the principal and interest owed to the Company. The number of shares of Softalk capital stock which may be issued to the Company in repayment of the $2 million loan would be equal to ten percent (10%) of the value of Softalk at the time of repayment.

     On March 1, 2000, the Company executed an unsecured promissory note for $32,000 with Rosnani Atan, a director, officer and shareholder of Softalk, and a contract employee and a member of the Board of Directors of the Company. The unsecured note bears interest at the rate of 7.75% per annum and is due on March 1, 2002. Four payments of $4,356.55 are due on June 1, September 1, December 1 and March 1 of each year.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                (PROPOSAL NO. 2)

     The Board of Directors has deemed it advisable and recommends that the stockholders approve an Amendment to the Company's Articles of Incorporation to change the Company's name from Wavetech International, Inc. to Best Net Communications Corp. Upon approval of the above Amendment by the Company's stockholders, the Company intends to file an Amendment to the Articles of Incorporation with the Secretary of State of Nevada setting forth such name change.

     The proposed name change of the Company will not affect stockholders' rights, will not necessitate any exchange of outstanding stock certificates and will not affect the Company's ticker symbol, which is "ITEL."

     Approval of the Amendment to the Articles of Incorporation requires that affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                      ADOPTION OF 2000 INCENTIVE STOCK PLAN
                                (PROPOSAL NO. 3)

     On July 5, 2000, the Board of Directors adopted the 2000 Incentive Stock Plan (the "Plan"), subject to shareholder approval. The Board believes that in order to attract and retain officers and employees of the highest caliber, provide increased incentive for such persons and to continue to promote the well being of the Company, it is in the best interest of the Company and its shareholders to provide officers, employees, non-employee directors, and independent contractors through the granting of stock options, the opportunity to participate in the appreciation in value of the Company's Common Stock.

SUMMARY OF THE PLAN

     The following summary of the Plan does not purport to be complete, and is subject to and qualified in its entirety to the test of the Plan, which is attached hereto as Appendix A.

     ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors, or such other committee designated by the Board ("the Committee"). The Committee has full authority, subject to the provisions of the Plan, to award incentive stock options and non-statutory stock options (collectively, the "Options") or restricted stock awards ("Stock Awards") (hereinafter, collectively referred to as "Awards").

     Subject to the provisions of the Plan, the Committee determines in its discretion, among other things, the persons to whom from time to time Awards may be granted ("Participants"), the number of shares subject to each Option, exercise prices under the Options, any restrictions or limitations on Awards including any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, or the determination of any questions arising under, the Plan or any rule or regulations established by the Committee pursuant to the Plan, shall be final, conclusive and binding on all persons interested in the Plan.

     SHARES SUBJECT TO THE PLAN. The Plan authorized the granting of Awards which would allow up to a maximum of 5,000,000 shares of the Common Stock to be acquired by the Participants of said Awards. In order to prevent the dilution or enlargement of the rights of the Participants under the Plan, the number of shares of Common Stock authorized by the Plan is subject to adjustment in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company's capital stock. If any Award granted under the Plan is forfeited or terminated, the shares of Common Stock that were underlying such Award shall again be available for distribution in connection with Awards subsequently granted under the Plan.

     ELIGIBILITY. Subject to the provisions of the Plan, Awards may be granted to key employees of the Company or its subsidiaries who hold a position of responsibility in a managerial, administrative or professional capacity. Awards may also be granted to independent contractors under the Plan.

     AUTOMATIC STOCK OPTION GRANTS. The Plan provides for the non-discretionary grant of options to non-employee directors of the Company. Each non-employee director shall receive an automatic grant of options to purchase 20,000 shares of Common Stock when appointed to the Board of Directors.

     Additionally, each non-employee director in general and each non-employee director serving on the Audit Committee of the Company shall receive an annual grant of options to purchase 10,000 and 5,000 shares, respectively, of Common Stock upon the end of the fifth business day after announcement of the Company's annual operating results for the immediately preceding fiscal year, subject to certain meeting attendance requirements.

     EFFECTIVE DATE AND TERM OF PLAN. If approved by the Company's shareholders, the Plan will be deemed effective on July 5, 2000, the date on which it was adopted by the Board of Directors. The Plan will terminate ten (10) years after the effective date of the Plan, subject to earlier termination by the Board. No Option may be granted under the Plan after the termination date, but Options previously granted may extend beyond such date.

     NATURE OF AWARDS. The Plan provides for incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options or restricted stock awards, any of which may be granted with any other option or stock based award not subject to the Plan. The Committee determines when Awards are to be granted and when they may be exercised.

     OPTION PRICE. The exercise price of each Option will be determined by the Committee but under the Code the exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted (or in the case of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value).

     PERIOD OF OPTION. The term of an Option will not exceed ten (10) years (five (5) years in the case of an Option granted to a 10% shareholder) from the date the Option was granted.

     EXERCISE OF OPTIONS. Subject to any limitations or conditions the Committee may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price. Full payment for shares purchased pursuant to an exercise of an Option will be made in cash or such other form of consideration as the Committee may approve, including without limitation, the delivery of shares of Common Stock. Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution. The Committee shall adopt policies determining the entitlement of Participants who cease to be employed by the Company or its Subsidiaries.

     STOCK AWARD RESTRICTIONS. The Committee shall place such conditions, restrictions or limitations as it deems appropriate on the Stock Awards. The Committee may modify, or accelerate the termination of, the restrictions applicable to a Stock Award as it deems appropriate.

     PARTICIPANT RIGHTS AS SHAREHOLDERS. The Committee may, in its discretion, grant to the Participant to whom such Stock Awards have been awarded all or any of the rights of a shareholder with respect to such shares.

     EVIDENCE OF AWARDS. Options granted under the Plan will be evidenced by agreements consistent with the Plan in such form as the Committee may prescribe. Stock Awards in any such manner as the Committee deems appropriate. Neither the Plan nor agreements there under confer any right to continued employment upon any Participant.

     AMENDMENTS TO THE PLAN. The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the Plan, but no amendment, modification or termination shall be made which would impair the rights of a Participant under any agreement theretofore entered into pursuant to an Award grant, without the Participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of incentive stock options and does not purport to give specific details of every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information is based upon present law and regulations, which are subject to being changed prospectively or retroactively.

     Options granted under the Plan may be nonstatutory stock options ("NSOs"), which do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or incentive stock options ("ISOs").

TAX TREATMENT OF AN NSO.

     A Participant does not realize any compensation income upon the grant of an NSO. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, a Participant realizes and must report as compensation income an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the Participant reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations.

     When a Participant disposes of shares of Common Stock received upon exercise of an NSO, he or she will realize capital gain income if the amount realized on the sale exceeds the Participant's basis in the shares. If the Participant's basis in the shares exceeds the amount realized on the sale, the Participant will realize a capital loss. There is no tax impact to the Company upon the sale of shares by a Participant.

     Special rules apply with respect to shares of Common Stock transferred directly to or acquired upon exercise of an NSO by an individual (officers, directors of 10% shareholders of the Company) who is subject to the "short-swing profits" provisions of the Securities Act of 1934, as amended.

TAX TREATMENT OF AN ISO.

     The Participant will also recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of ISOs. Upon a disposition of the shares underlying ISOs after the later of two years from the date of grant or one year after the issuance of the shares to the Participant, the Participant will recognize the difference, if any between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of ISOs over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant.

     If Common Stock acquired upon the exercise of an Award is disposed of prior to two years from the date of grant of the ISOs or in the same taxable year as the exercise of the ISOs, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise, or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to the amount recognized by the Participant as compensation income, subject to the limitation that the compensation be reasonable. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gains, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of ISOs, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     The foregoing is a general discussion of certain federal income tax consequences and does not purport to be complete.

     Adoption of the Plan requires the affirmative vote of the holders of a majority of the combined voting power of all the issued and outstanding Common Stock present at the Annual Meeting in person or through proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 4)

     The Board of Directors has selected Ernst & Young, LLP ("E&Y") as the independent public accountants for the Company for fiscal 2000, and recommends that the shareholders vote for ratification of such appointment. Shareholder ratification of the selection of E&Y as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of E&Y for shareholder ratification as a matter of good corporate practice. On August 16, 1999, the Company engaged E&Y to serve as the Company's principal accountants. Notwithstanding the selection, the Board in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. A representative of E&Y is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                  OTHER MATTERS

INDEPENDENT AUDITORS

     On August 12, 1999, the Company filed a Form 8-K in which the Company reported the declination for reelection notice from their independent auditors, Addison, Roberts & Ludwig, P.C. ("AR&L"). AR&L declined to stand for reelection on August 6, 1999, as the Company's independent auditors for the year ending August 31, 2000, due to AR&L's cessation of audit and accounting services and the withdrawal of all the AR&L's partners. There were no disagreements with AR&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has authorized AR&L, and AR&L has agreed, to respond to any inquiries or requests for information made by the Company's new auditors.

     On August 16, 1999, the Company filed a Form 8-K in which the Company reported the appointment of Ernst & Young, LLP as their independent auditors, replacing Addison, Roberts & Ludwig.

ANNUAL REPORT

     The 1999 Annual Report of the Company, which was mailed to stockholders with this Proxy, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered part of these proxy soliciting materials.

     The Company will provide upon written request, without charge to each shareholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended August 31, 1999 as filed with the Commission. Any Exhibits listed in the Form 10-K also will be furnished upon request at the Company's expense. Any such request should be directed to the Company's Secretary at the Company's executive offices at 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711.

VOTING BY PROXY

     In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

SHAREHOLDER PROPOSALS FOR ACTION AT THE COMPANY'S NEXT ANNUAL MEETING

     A shareholder proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2001, must be received by the Company's Secretary at the Company's offices no later than May 21, 2001 in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711. If a shareholder proposal is introduced at the 2001 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before July 4, 2001, as required by Rule 14(a)-4(c)(1) of the Securities Exchange Act of 1934, of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2001 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                Gerald. I. Quinn, President & CEO

Tucson, Arizona
August 18, 2000

                                   APPENDIX A
                          WAVETECH INTERNATIONAL, INC.
                            2000 INCENTIVE STOCK PLAN

1.    IN GENERAL

      1.1 PURPOSE. The purpose of this 2000 Incentive Stock Plan (the "Plan") is to attract, retain and motivate employees, directors and independent contractors by providing them with the opportunity to acquire a proprietary interest in Wavetech International, Inc., a Nevada corporation (the "Company"), and to link their interests and efforts to the long-term interests of the Company's stockholders.

      1.2   BACKGROUND.  On  July  5,  2000,  the  Board  of  Directors  of  the
            Corporation adopted the 2000 Incentive Stock Plan, subject to shareholder approval.

      1.3 EFFECTIVE DATE. Subject to the approval of the shareholders of the Company at the Company's 2000 Annual Meeting of Shareholders, the Plan shall become effective as of July 5, 2000, the date on which it was adopted by the Board of Directors (the "Effective Date"); provided, however, that awards granted under the Plan prior to its approval by the shareholders shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting.

2.    PLAN ADMINISTRATION

      2.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in SECTION 12, the Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to a committee appointed by the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator." Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to awards under the Plan, including the selection of the individuals to be granted awards, the type of awards, the number of shares of the Company's common stock ("Common Stock") subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

      2.2 RULE 16b-3 AND CODE SECTION 162(m). Notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more "Non-Employee Directors" may make determinations regarding grants of awards to officers, directors and 10% stockholders of the Company. (The term "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Plan Administrator shall have the authority and discretion to determine the extent to which awards will conform to the requirements of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

      2.3 OTHER PLANS. The Plan Administrator shall also have authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

3. ELIGIBILITY. Any employee of the Company shall be eligible to receive any award under the Plan. Directors who are not employees, proposed directors, proposed employees and independent contractors shall be eligible to receive awards other than Incentive Stock Options (as defined in SECTION 5.2). For purposes of this SECTION 3, the "Company," with respect to all awards under the Plan other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator. With respect to Incentive Stock Options, the "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

4.    SHARES SUBJECT TO THE PLAN

      4.1 NUMBER AND SOURCE. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Subject to adjustment as provided in SECTION 4.3, the aggregate number of shares that may be issued under the Plan shall not exceed 5,000,000 shares. The aggregate number of shares that may be covered by awards granted to any one individual in any year shall not exceed 50% of the total number of shares that may be issued under the Plan.

      4.2 SHARES AVAILABLE. Any shares subject to an award granted under the Plan that is forfeited, terminated or canceled, or any shares that do not vest, shall again be available for the granting of awards under the Plan. If the exercise price of any award granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by actual delivery or by attestation), only the number of shares issued net of the shares tendered shall be delivered for purposes of determining the maximum number of shares available for delivery under the Plan. If a stock appreciation right is settled in cash, the shares covered by such award shall remain available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

      4.3 ADJUSTMENT OF SHARES AVAILABLE. The aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any individual under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, stock appreciation rights or similar awards outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common
            Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

5.    AWARDS

      5.1 TYPES OF AWARDS. Subject to the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be granted to employees, directors, and independent contractors under the Plan. Such awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock

            Options (as defined in SECTION 5.2) or restricted stock awards. Such awards may be granted either alone, in addition to or in tandem with any other type of award granted under the Plan.

      5.2 STOCK OPTIONS. The Plan Administrator may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options." The price for which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; provided, however, that (a) the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (as determined under SECTION 5.6) of the shares subject to such option on the date such option is granted (110% if the option is intended to be an Incentive Stock Option and is granted to a stockholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company) and (b) the exercise price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of the shares subject to such option on the date such option is granted; provided, however, that if the Nonqualified Stock Option is granted in connection with the recipients hiring, promotion or similar event, the option exercise price may not be less than the Fair Market Value of the shares subject to the option on the date on which the recipient was hired or promoted (or similar event), if the grant of the Nonqualified Stock Option occurs not more than 90 days after the date of such hiring, promotion or other event. To the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An option holder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

      5.3 RESTRICTED STOCK AWARDS. The Plan Administrator may grant restricted stock awards under the Plan in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. The Plan Administrator may choose, at the time of granting an award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan administrator may establish. All dividends or dividend equivalents that are not paid currently may, in the Plan Administrator's sole discretion, accrue interest and be paid to the participant if, when and to the extent such award is paid.

      5.4 PAYMENT DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock (valued at Fair Market Value) or the granting of awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

      5.5 INDIVIDUAL AWARD AGREEMENTS. Stock Options shall and other awards may be evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

      5.6 DETERMINATION OF FAIR MARKET VALUE OF COMMON STOCK. The "Fair Market Value" of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question on the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and the lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of the Fair Market Value.

            (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock for the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding day.

            (c) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded on the over-the-counter market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including, at the discretion of the Plan Administrator, one or more independent professional appraisals.

      5.7 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options (Incentive and Nonqualified) and stock awards that may be exercised shall become fully exercisable and all restrictions on such outstanding Options and stock awards shall lapse. "Change of Control" means and includes each of the following: (1) A change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
            Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement; (2) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (3) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares will be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; (4) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (5) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

6.    AWARD EXERCISE.

      6.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in SECTION 6.3) is received by the Company. No holder of an option, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option unless and until such shares are issued.

      6.2 NO FRACTIONAL SHARES. No stock options may at any time be exercised with respect to a fractional share.

      6.3 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) any combination of the above, or
            (d) such other means as the Plan Administrator may approve. Any optionee who owns Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the exercise price. The Plan Administrator may permit an optionee to pay the option exercise price upon exercise of an option by irrevocably authorizing a third party to sell the shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of such option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. If an option is exercised by surrender of shares having a Fair Market Value less than the exercise price, the option holder must pay the difference in cash.

7.    AUTOMATIC GRANT PROGRAM

      7.1 AMOUNT AND DATE OF GRANT. . During the term of the Plan, the Company shall make automatic grants of options ("Automatic Options") in the form of Nonqualified Stock Options to each Board member ("Eligible

            Director") who is not employed by the Company, whether or not such person is a Non-Employee Director as referred to in SECTION 2.2 as follows:

            7.1.1 ANNUAL  GRANTS.  . Each  year on the  Annual  Grant  Date,  an
                  Automatic Option to acquire 10,000 shares of Common Stock shall be granted to each Eligible Director for so long as shares of Common Stock are available under SECTION 4.1 hereof. The "Annual Grant Date" shall be the fifth day after the Company publicly announces its annual operating results for the immediately preceding fiscal year. Any Eligible Director that was granted an Automatic Option under SECTION 7.1.2 within 90 days of an Annual Grant Date shall be ineligible to receive an Automatic Option pursuant to this SECTION 7.1.1 on such Annual Grant Date.

            7.1.2 INITIAL NEW DIRECTOR GRANTS.  On the Initial Grant Date, every new member of the Board, who is an Eligible Director and has not previously received an Automatic Option under this SECTION
                  7.1.2 shall be granted an Automatic Option to acquire 20,000 shares of Common Stock for so long as shares of Common Stock are available under SECTION 4.1 hereof. The "Initial Grant Date" shall be the date that an Eligible Director is first appointed or elected to the Board.

            7.1.3 AUDIT  COMMITTEE  GRANTS.  On the  Annual  Grant  Date,  every non-employee director serving on the Audit Committee of the Company shall receive options to acquire 5,000 shares of Company Common Stock.

      7.2 EXERCISE PRICE. The exercise price per share of Common Stock subject to each Automatic Option granted under SECTION 7.1.1, SECTION 7.1.2 or SECTION 7.1.3 shall be equal to 100% of the Fair Market Value per share of the Common Stock on the date such Automatic Option was granted as determined in accordance with the valuation provisions of
            SECTION 5.6.

      7.3   VESTING. Each Automatic Option granted pursuant to SECTION 7.1.1 and
            SECTION 7.1.3 shall vest and become exercisable 12 months after the date of grant. Each Automatic Option granted pursuant to SECTION
            7.1.2 shall vest and become exercisable in a series of three equal and successive installments with the first installment vested on the date of grant and the next two installments 12 months and 24 months after the date of grant. Each Automatic Option shall vest and become exercisable only if the optionholder has not ceased serving as a Board member or for purposes of SECTION 7.1.3, serving on the Audit Committee, as of such vesting date.

      7.4 TERM OF AUTOMATIC OPTIONS. Each Automatic Option shall expire on the tenth anniversary (the "Expiration Date") of the date on which such Automatic Option was granted. Except as determined by the Plan Administrator, should an Eligible Director's service as a Board member cease prior to the Expiration Date for any reason while an Automatic Option remains outstanding and unexercised, the Automatic Option term shall immediately be modified and the Automatic Option shall terminate and cease to be outstanding in accordance with the following provisions:

            7.4.1 The Automatic Option shall immediately  terminate and cease to be outstanding with respect to any shares that were not vested at the time of the optionholder's cessation of Board service.

            7.4.2 Should an optionholder cease, for any reason other than death, to serve as a member of the Board, then the optionholder shall have 90 days measured from the date of such cessation of Board service in which to exercise his or her Automatic Options that vested prior to the time of such cessation of Board service. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.

            7.4.3 Should an optionholder  die while serving as a Board member or within 90 days after cessation of Board service, then the personal representative of the optionholder's estate (or the person or persons to whom the Automatic Option is transferred pursuant to the optionholder's will or in accordance with the laws of the descent and distribution) shall have a 90-day period measured from the date of the optionholder's cessation of Board service in which to exercise the Automatic Options that vested prior to the time of such cessation of Board service. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.

      7.5 OTHER TERMS. Except as expressly provided otherwise in this SECTION 7, an Automatic Option shall be subject to all of the terms and conditions of the Plan. Eligible Directors shall be entitled to receive other awards under the Plan or other plans of the Company in accordance with the terms and conditions thereof.

8. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award shall be exercisable during the recipient's lifetime only by the recipient.

      The Plan Administrator may, in its sole discretion and at any time, as a condition to the receipt of an award or the issuance of Common Stock subject to an award, require an award recipient to enter into an agreement under which the Company (or its assigns) has the right to reacquire shares of Common Stock acquired pursuant to an award. Any repurchase right of the Company shall be exercisable by the Company (or its assignees) upon such terms and conditions as the Plan Administrator may specify in the agreement evidencing such right.

9. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an award granted under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes, and
      (b) any amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations. The Plan Administrator may, in its sole and unrestricted discretion, permit an award recipient to satisfy his or her tax liability with respect to an award by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to all or any portion of the applicable tax liability.

10. TERMINATION OF SERVICES. The terms and conditions under which an award may be exercised following termination of a recipient's employment, directorship or independent contractor relationship with the Company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code);
      (b) one year after termination of employment due to Disability; or (c) ten years after the date of grant (five years if granted to a stockholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company).

11. TERM OF THE PLAN. The Plan shall become effective as of July 5, 2000, the date of adoption by the Board, and shall remain in full force and effect through the date that is ten years thereafter, unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

12. PLAN AMENDMENT. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's stockholders (a) that would increase the number of shares available for issuance under the Plan (other than in accordance with SECTION 4.3), or (b) if such approval is required (i) to comply with
      Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code.

13. PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue awards to acquire its Common Stock.

14. BIFURCATION OF THE PLAN. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

                         WAVETECH INTERNATIONAL, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WAVETECH
           INTERNATIONAL, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Wavetech International, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated August 18, 2000, and hereby appoints Gerald I. Quinn or Richard Freeman and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Wavetech International, Inc. to be held at the Marriott Courtyard, Williams Center, 201 South Williams Boulevard, Tucson, Arizona on September 27, 2000 at 10:00 a.m., Mountain Standard Time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. ELECTION OF DIRECTORS   [ ] FOR all nominees listed below (except as
                               marked to the contrary below):

Gerald I. Quinn     Kelvin C. Wilbore        Alexander Christopher Lang
Kevin England       Myron Goins

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

     The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

2.   AMEND CERTIFICATE OF INCORPORATION

     [ ] FOR the amendment to the Articles of Incorporation of the Company to change its name from Wavetech International, Inc. to Best Net Communications Corp.

3.   APPROVE WAVETECH INTERNATIONAL, INC. 2000 INCENTIVE STOCK PLAN

     [ ]  FOR the adoption of the stock plan.

4.   RATIFICATION OF AUDITORS

     [ ]  FOR the nominee listed below

          Ernst & Young, LLP

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

Dated:  __________, 2000

                                        Please sign exactly as your name appears
                                        above.  When  shares  are  held by joint
                                        tenants,  both should sign. When signing
                                        as an attorney, executor, administrator,
                                        trustee or  guardian,  please  give full
                                        title as such. If a corporation, sign in
                                        full  corporate  name  by  President  or
                                        other   authorized    officer.    If   a
                                        partnership, please sign in partnership name by an authorized person.

                                        SIGNATURES:

                                        ----------------------------------------

                                        ----------------------------------------

Please return in the enclosed, postage-paid envelope.

     I Will ____   Will not ____ attend the Meeting.